Ryan's
Press Release                     405 Lancaster Avenue
                                  Greer, South Carolina
                                  29650
                                  864-879-1000


Contact:  Charles D. Way         For Immediate Release
          Chairman and Chief     September 10, 2004
          Executive Officer


       RYAN'S ANNOUNCES PROMOTION OF MICHAEL RICK KIRK
         TO VICE-PRESIDENT - OPERATIONS




GREER, SOUTH CAROLINA - Ryan's Restaurant Group,
Inc. (NASDAQ: RYAN) today announced the
promotion of Mr. Michael Rick Kirk to the position of Vice President - Operations effective immediately.

     Mr. Kirk assumes the duties that were once the responsibility of Alan E. Shaw, Senior Vice
President Operations, who continues to be unable to perform his duties due to a serious medical condition. Mr. Kirk will report to G. Edwin
McCranie, President and Chief Operating Officer.

     Mr. Kirk joined Ryan's in 1986 as a
restaurant manager and has subsequently held positions of increased responsibility as a District Manager, Regional Director Operations, and Regional Vice President - Operations. In
January 2002 he became a Regional Partner -
Operations.

Mr. Kirk has contributed significantly to Ryan's success, particularly in the Company's Southern and Southeastern regions.